Exhibit 99

Silicon Labs Announces First Quarter 2018 Results

— Company Delivers 15 Percent Q1 Year-on-Year Revenue Growth —

AUSTIN, Texas — April 25, 2018 — Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its first quarter ended March 31, 2018. Revenue in the first quarter exceeded the high end of guidance at $205 million, up from $201 million in the fourth quarter, and establishing a new all-time record. First quarter GAAP and non-GAAP diluted earnings per share (EPS) were $0.60 and $0.87, respectively.

“We are very pleased to report outstanding first quarter 2018 financial performance, including 15 percent Q1 year-on-year revenue growth,” said Tyson Tuttle, CEO of Silicon Labs. “We are excited about the acquisition of Z-Wave, and believe we have the right strategy, products and team in place to achieve our growth objectives. Together, we will continue to deliver differentiated solutions to address large, sustainable, high-quality growth markets.”

First Quarter Financial Highlights

•                  Infrastructure revenue increased to $49 million, up 26% sequentially and 37% year-on-year.

•                  IoT revenue declined to $103 million, down 6% sequentially and up 17% year-on-year.

•                  Broadcast revenue was $36 million, up less than 1% sequentially and down 3% year-on-year.

•                  Access revenue increased to $17 million, up 2% sequentially and down 6% year-on-year.

On a GAAP basis:

•                  GAAP gross margin was 60.5%.

•                  GAAP R&D expenses were $55 million.

•                  GAAP SG&A expenses were $46 million.

•                  GAAP operating income as a percentage of revenue was 11.5%.

•                  GAAP diluted earnings per share were $0.60.

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•                  Non-GAAP gross margin was 60.6%.

•                  Non-GAAP R&D expenses were $44 million.

•                  Non-GAAP SG&A expenses were $37 million.

•                  Non-GAAP operating income as a percentage of revenue was 20.9%.

•                  Non-GAAP diluted earnings per share were $0.87.

Product Highlights

•                  Introduced the first low-power Wi-Fi® portfolio, including WF200 transceivers and WFM200 modules, designed specifically for the IoT.

•                  Released the industry’s first comprehensive network performance results based on large-scale testing of Zigbee®, Thread and Bluetooth® mesh software.

•                  Expanded the EFM32™ Tiny Gecko MCU family to provide a cost-effective, ultra-low-power solution for connected devices requiring long battery life.

•                  Launched the Si3406x and Si3404 Power over Ethernet (PoE) Powered Device (PD) families delivering best-in-class integration and power conversion efficiency for a wide range of IoT applications.

•                  Introduced new low-power PCI Express® Si532xx clock buffers providing low-jitter clock distribution for data center, industrial, communications and consumer designs.

Business Highlights

•                  Completed the asset purchase of Sigma Designs’ Z-Wave business for $240 million on April 18, 2018, expanding Silicon Labs’ leading position in mesh networking for the smart home.

•                  Won VDC Research’s Embeddy Award for Best of Show in the hardware category for the WFx200 Wi-Fi portfolio at the 2018 Embedded World conference.

Business Outlook

The company expects revenue in the second quarter to be in the range of $211 million to $217 million, and also estimates the following:

On a GAAP basis:

•                  GAAP gross margin at approximately 58.5%.

•                  GAAP operating expenses at approximately $111.0 million.

•                  GAAP effective tax rate at 0.0%.

•                  GAAP diluted earnings per share between $0.23 and $0.29.

On a non-GAAP basis, and excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•                  Non-GAAP gross margin at approximately 59.5%.

•                  Non-GAAP operating expenses at approximately $86.0 million.

•                  Non-GAAP effective tax rate at 11.0%.

•                  Non-GAAP diluted earnings per share between $0.81 and $0.87.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and entering conference 88340291. The replay will be available through May 23, 2018.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. www.silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against our products and our networks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Revenues	$205,384	$179,028
Cost of revenues	81,147	73,867
Gross margin	124,237	105,161
Operating expenses:
Research and development	54,828	52,324
Selling, general and administrative	45,694	40,155
Operating expenses	100,522	92,479
Operating income	23,715	12,682
Other income (expense):
Interest income and other, net	3,202	576
Interest expense	(4,883)	198
Income before income taxes	22,034	13,456
Provision (benefit) for income taxes	(4,371)	(1,970)
Net income	$26,405	$15,426

Earnings per share:
Basic	$0.61	$0.37
Diluted	$0.60	$0.36

Weighted-average common shares outstanding:
Basic	42,963	42,096
Diluted	43,918	43,030

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended March 31, 2018
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$205,384

Gross margin	124,237	60.5%	$296	$—	$—	$124,533	60.6%

Research and development	54,828	26.7%	5,769	4,787	—	44,272	21.6%

Selling, general and administrative	45,694	22.3%	6,127	1,515	700	37,352	18.1%

Operating income	23,715	11.5%	12,192	6,302	700	42,909	20.9%

	Three Months Ended March 31, 2018
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Acquisition Related Items*	Termination Costs, Impairments And Fair Value Adjustments*	Non-cash Interest Expense*	Income Tax Adjustments	Non-GAAP Measure
Net income	$26,405	$12,192	$6,302	$700	$(985)	$2,754	$(9,045)	$38,323

Diluted shares outstanding	43,918							43,918

Diluted earnings per share	$0.60							$0.87

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

	Three Months Ending June 30, 2018
Business Outlook	GAAP Measure	Non-GAAP Adjustments	Non-GAAP Measure
Gross margin	58.5%	1.0%	59.5%

Operating expenses	$111	$25	$86

Effective tax rate	0.0%	11.0%	11.0%

Diluted earnings per share - low	$0.23	$0.58	$0.81

Diluted earnings per share - high	$0.29	$0.58	$0.87

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 31, 2018	December 30, 2017
Assets
Current assets:
Cash and cash equivalents	$342,272	$269,366
Short-term investments	417,867	494,657
Accounts receivable, net	75,122	71,367
Inventories	76,505	73,132
Prepaid expenses and other current assets	64,555	39,120
Total current assets	976,321	947,642
Property and equipment, net	129,894	127,682
Goodwill	288,227	288,227
Other intangible assets, net	76,716	83,144
Other assets, net	94,837	88,387
Total assets	$1,565,995	$1,535,082

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$50,068	$38,851
Deferred revenue and returns liability	25,426	—
Deferred income on shipments to distributors	—	50,115
Other current liabilities	69,310	73,359
Total current liabilities	144,804	162,325
Convertible debt	345,049	341,879
Other non-current liabilities	75,567	77,862
Total liabilities	565,420	582,066
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 43,227 and 42,707 shares issued and outstanding at March 31, 2018 and December 30, 2017, respectively	4	4
Additional paid-in capital	98,396	102,862
Retained earnings	904,160	851,307
Accumulated other comprehensive loss	(1,985)	(1,157)
Total stockholders’ equity	1,000,575	953,016
Total liabilities and stockholders’ equity	$1,565,995	$1,535,082

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Operating Activities
Net income	$26,405	$15,426
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	3,704	3,596
Amortization of other intangible assets and other assets	6,427	6,752
Amortization of debt discount and debt issuance costs	3,169	869
Stock-based compensation expense	12,192	10,486
Deferred income taxes	(4,780)	(4,059)
Changes in operating assets and liabilities:
Accounts receivable	(3,307)	(1,252)
Inventories	(3,368)	(1,636)
Prepaid expenses and other assets	(17,169)	6,708
Accounts payable	13,030	5,565
Other current liabilities and income taxes	(9,643)	(2,944)
Deferred income, deferred revenue and returns liability	(2,599)	4,038
Other non-current liabilities	(1,849)	(1,536)
Net cash provided by operating activities	22,212	42,013

Investing Activities
Purchases of available-for-sale investments	(52,821)	(267,777)
Sales and maturities of available-for-sale investments	128,975	25,595
Purchases of property and equipment	(4,102)	(4,543)
Purchases of other assets	(4,698)	(1,446)
Acquisition of business, net of cash acquired	—	(13,658)
Net cash provided by (used in) investing activities	67,354	(261,829)

Financing Activities
Proceeds from issuance of long-term debt, net	—	390,000
Payments on debt	—	(72,500)
Payment of taxes withheld for vested stock awards	(17,871)	(13,553)
Proceeds from the issuance of common stock	1,211	162
Net cash provided by (used in) financing activities	(16,660)	304,109

Increase in cash and cash equivalents	72,906	84,293
Cash and cash equivalents at beginning of period	269,366	141,106
Cash and cash equivalents at end of period	$342,272	$225,399